Exhibit 10.1
NVR, INC.
2010 EQUITY INCENTIVE PLAN

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NVR, INC.
2010 EQUITY INCENTIVE PLAN
     NVR, Inc., a Virginia corporation, sets forth herein the terms of its 2010 Equity Incentive Plan, as follows:
1. PURPOSE
     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted share units. Any of these awards may, but need not, be made as performance incentives to reward attainment of long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan will be non-qualified stock options, as provided herein.
2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
     2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
     2.3 “Award” means a grant of an Option or Restricted Share Units under the Plan.
     2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 11 hereof
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or any Affiliate, (i) conviction of a felony, violation of any federal or state securities law, or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Grantee’s duties (which shall include a breach of such Grantee’s fiduciary duty of loyalty); or (iii) a material breach of any covenants by the Grantee contained in any agreement between Grantee and the Company or its affiliates.
     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9 “Committee” means the Compensation Committee of the Board which shall consist of two or more Outside Directors of the Company who (a) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (b) comply with the independence requirements of the stock exchange on which the Common Stock is listed.
     2.10 “Company” means NVR, Inc., a Virginia corporation.
     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction or series of transactions (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.
     2.13 “Effective Date” means the date the Plan was approved by the stockholders.
     2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.15 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date the shares of Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the

Committee shall determine the appropriate exchange or market) on the last trading day immediately preceding the date of grant. If there is no such reported closing price on the applicable date as specified in the immediately preceding sentence, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the applicable date as specified in the immediately preceding sentence. If on the Grant Date the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A. For purposes of determining taxable income and the amount of the related tax withholding obligation under Section 14.3, notwithstanding this Section 2.14 or Section 14.3, for any shares of Stock that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable award agreement (which for an option is the date of exercise), Fair Market Value shall be determined based upon the sale price of such shares so long as the grantee has provided the Company with advance written notice of such sale.
     2.16 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.
     2.17 “Grantee” means a person who receives or holds an Award under the Plan.
     2.18 “Non-qualified Stock Option” means an Option that is not an incentive stock option within the meaning of Code Section 422.
     2.19 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.20 “Option Price” means the exercise price for each share of Stock subject to an Option.
     2.21 “Other Agreement” shall have the meaning set forth in Section 11 hereof.
     2.22 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.23 “Plan” means this NVR, Inc. 2010 Equity Incentive Plan.
     2.24 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
     2.25 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.26 “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
     2.27 “Service Provider” means an employee, officer or director of the Company or any Affiliate, currently providing services to the Company or any Affiliate.
     2.28 “Stock” means the shares of common stock, par value $0.01 per share, of the Company.
     2.29 “Restricted Share Units” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 hereof.
     2.30 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
3. ADMINISTRATION OF THE PLAN
     3.1. Board.
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
     3.2. Committee.
     The Board hereby delegates to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws. The Board or Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, or a committee composed of one or more officers of the Company who are not directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the applicable national or regional stock exchange.
     In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board,

such action may be taken or such determination may be made by the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
     3.3. Terms of Awards.
     Subject to the other terms and conditions of the Plan, the Committee or the committee designated pursuant to Section 3.2(ii), shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto,
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
     The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or any Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan or any other agreement with the Grantee, as applicable.
     Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

     3.4. No Repricing.
     Notwithstanding anything in this Plan to the contrary, the Committee shall not have the authority, without stockholder approval, (A) to cancel, exchange, substitute, buyout or surrender such outstanding Options in exchange for cash, other Awards or Options with an Option Price that is less than the Option Price of the original Option, (B) to reduce the exercise price of any outstanding Option, or (C) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed; provided, that appropriate adjustments shall be made to outstanding Options pursuant to Section 13.
     3.5. No Liability.
     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
     3.6. Share Issuance/Book-Entry.
     Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.
4. STOCK SUBJECT TO THE PLAN
     4.1. Number of Shares Available for Awards.
     Subject to adjustment as provided in Section 13 hereof, the number of shares of Stock available for issuance under the Plan shall be seven hundred thousand (700,000), of which no more than two hundred forty thousand (240,000) can be issued as Restricted Share Units. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.
     4.2. Share Usage.
     Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Options or Restricted Share Units shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by any shares of Stock purchased by the Company with proceeds from option exercises.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS
     5.1. Effective Date.
     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders.
     5.2. Term.
     The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.
     5.3. Amendment and Termination of the Plan.
     The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Committee, required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.4 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
     6.1. Service Providers and Other Persons.
     Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
     6.2. Limitation on Shares Subject to Stock Option Awards.
     The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred shares (100,000) per calendar year.
     6.3. Successive Awards.
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify that such Options are intended to be Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
     8.1. Option Price.
     The Option Price of each Option shall be fixed as the Fair Market Value on the date of grant and stated in the Award Agreement evidencing such Option.
     8.2. Vesting.
     Subject to Sections 8.3 and 13.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement provided no option can vest prior to December 31, 2013 except in connection with a death, Disability or Corporate Transaction. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
     8.3. Term.
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.
     8.4. Termination of Service.
     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
     8.5. Limitations on Exercise of Option.
     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 13 hereof which results in termination of the Option.
     8.6. Method of Exercise.
     Subject to the terms of Section 10 and Section 13.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
     8.7. Rights of Holders of Options.
     Unless otherwise stated in the applicable Award Agreement, an individual holding or entity exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 13 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
     8.8. Delivery of Stock Certificates.
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
     8.9. Transferability of Options.
     During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9. TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS
     9.1. Grant of Restricted Share Units
     Awards of Restricted Share Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
     9.2. Restrictions
     At the time a grant of Restricted Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Share Units. Each Award of Restricted Share Units may be subject to a different restricted period, provided, however, that no Restricted Share Unit can vest prior to December 31, 2011. The Committee may in its sole discretion, at the time a grant of Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Share Units. No Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Share Units.

9.3. Rights of Holders of Restricted Share Units
          9.3.1. No Stockholder Rights
          Holders of Restricted Share Units shall have no rights as stockholders of the Company.
          9.3.2. Creditor’s Rights
          A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     9.4. Termination of Service
     Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Share Units, the Grantee shall have no further rights with respect to such Award.
     9.5. Delivery of Stock
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Share Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Share Unit once the share of Stock represented by the Restricted Share Unit has been delivered.
10. FORM OF PAYMENT FOR OPTIONS
     10.1. General Rule.
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.
     10.2. Surrender of Stock.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

     10.3. Cashless Exercise.
     With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 14.3, or, with the consent of the Company, by issuing the number of shares equal in value to the difference between the Option Price and the Fair Market Value of the shares subject to the portion of the Option being exercised.
     10.4. Other Forms of Payment.
     To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service.
11. PARACHUTE LIMITATIONS
     If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with an Applicable Entity, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under this Plan shall be reduced or eliminated:
     (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
     (ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
     The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Restricted Stock, then by reducing or eliminating any other remaining Parachute Payments.
12. REQUIREMENTS OF LAW
     12.1. General.
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
     12.2. Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
13. EFFECT OF CHANGES IN CAPITALIZATION
     13.1. Changes in Stock.
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and Restricted Share Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

13.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
     Subject to Section 13.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 13.2, Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Share Units would have been entitled to receive immediately following such transaction.
     13.3. Corporate Transaction in which Awards are not Assumed.
     Upon the occurrence of a Corporate Transaction in which outstanding Options and Restricted Share Units are not being assumed or continued:
          (i) all outstanding shares of Restricted Share Units shall be deemed to have vested immediately prior to the occurrence of such Corporate Transaction, and (ii) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.
          With respect to the period during which Options can be exercised, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.
     13.4. Corporation Transaction in which Awards are Assumed.
     The Plan, Options, and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options and Restricted Share Units theretofore granted, or for the substitution for such Options and Restricted Share Units for new common stock options and Restricted Share Units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in order to provide equivalent value to the Awards. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination.
     13.5. Adjustments.
     Adjustments under this Section 13 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 13.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.
     13.6. No Limitations on Company.
     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
14. GENERAL PROVISIONS
     14.1. Disclaimer of Rights.
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
     14.2. Nonexclusivity of the Plan.
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
     14.3. Withholding Taxes.
     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. For purposes of determining taxable income and the amount of the related tax withholding obligation under this Section 14.3, notwithstanding Section 2.14 or this Section 14.3, for any Shares that are sold on the same day that such Shares are first legally saleable pursuant to the terms of the applicable award agreement, Fair Market Value shall be determined based upon the sale price for such Shares so long as the grantee has provided the Company with advance written notice of such sale.
     14.4. Captions.
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
     14.5. Other Provisions.
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
     14.6. Number and Gender.
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
     14.7. Severability.
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
     14.8. Governing Law.
     The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

     14.9. Code Section 409A.
     The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.
* * *

     To record adoption of the Plan by the Board as of February 22, 2010, and approval of the Plan by the stockholders on May 4, 2010, the Company has caused its authorized officer to execute the Plan.

NVR, INC.
By:	/s/ Paul C. Saville
By: Paul C. Saville
Title: President and Chief Executive Officer